UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	001-15601	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	(Results of Operations and Financial Condition), and

On June 28, 2010, the Company issued a press release with respect to preliminary net sales results for the fourth fiscal quarter of fiscal 2010 and for fiscal year 2010. The press release attached hereto as Exhibit 99.1 is incorporated by reference herein.

The earnings release attached as Exhibit 99.1 includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management exercises judgment in determining which types of charges or other items should be excluded from non-GAAP measures. Management uses this non-GAAP information internally to evaluate the performance of the core operations, establish operational goals and forecasts that are used in allocating resources and to evaluate the Company’s performance period over period. Additionally, Biomet’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets. The Company believes that its disclosure of these non-GAAP financial measures provides investors greater transparency to the information used by Biomet management for its financial and operational decision-making and enables investors to better understand the Company’s period-to-period operating performance.

The non-GAAP financial measures included in the press release consist of net sales excluding the impact of foreign currency (constant currency) and net sales excluding dental sales. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included elsewhere in the press release.

The following is an explanation of each of the items that management excluded from one or more of the GAAP financial measures used in this press release and the reasons for excluding each of these items:

Impact of Foreign Currency. The Company excludes the foreign currency impact on net sales information compared to prior year results primarily because it is not reflective of the ongoing operating results and is not used by management in evaluation of net sales performance. The Company further believes this information is useful to investors in that it provides period over period comparability. The impact of foreign currency exchange rates is calculated by translating actual current period net sales at the prior year exchange rate. These results are used to determine year-over-year percentage increase or decrease that excludes the impact of changes in foreign currency exchange rates.

Impact of Dental. Unfavorable conditions in the economy have had an adverse effect on the Company’s dental business during fiscal 2010 and fiscal 2009 principally due to the elective nature of dental implant procedures, which are typically not reimbursed by private insurance plans or governmental agencies. Net dental sales are excluded from reconstructive net sales and total net sales to provide management and investors better insight into the performance of the core reconstructive business.

The Company is furnishing the information contained in this report, including the Exhibit, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release issued June 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2010

BIOMET, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer

EXHIBITS

Exhibit No.	Description

99.1	Press Release issued June 28, 2010.